Exhibit 99.1

For Immediate Release May 10, 2023	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com	Audacy Contact: Ashok Sinha SVP and Head of Communications (610) 822-0832 Ashok.Sinha@audacy.com

AUDACY REPORTS FIRST QUARTER RESULTS

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended March 31, 2023.

First Quarter Summary

•	Net revenues for the quarter were $259.6 million, down 5.7% compared to $275.3 million in the first quarter of 2022

•	Digital revenues were $56.9 million, down 2% compared to the first quarter of 2022

•

Total operating expenses for the quarter were $271.8 million, which includes a gain on sale of $12.4 million and a non-cash impairment loss of $5.1 million, compared to $266.8 million in the first quarter of 2022, which included a gain on sale of $2.5 million and a non-cash impairment loss of $1.5 million

•	Cash operating expenses were up 3% compared to the first quarter of 2022

•	Operating loss for the quarter was $12.2 million, compared to operating income of $8.5 million in the first quarter of 2022

•	Adjusted EBITDA for the quarter was $3.5 million, compared to $26.0 million in the first quarter of 2022

•	As of March 31, 2023, the Company’s liquidity was $123.7 million

David J. Field, Chairman, President, and Chief Executive Officer, stated: “First quarter revenues were down 5.7% with local sales significantly outperforming national as challenging ad market conditions persisted. Cash operating expenses were up 3% during the quarter, but are expected to be below prior-year levels for the remainder of 2023.”

“Notwithstanding the difficult economic headwinds, we remain steadfastly focused on delivering significantly higher future levels of Adjusted EBITDA, capitalizing on our multiple growth drivers and our differentiated premium competitive position in the dynamic audio market. We are making progress on each of our drivers, including our podcasting and digital marketing solutions businesses, our reinvented streaming audio platform, our emerging ad tech and ad products, and our enhanced national enterprise business development efforts. In addition, we are encouraged to see some positive signs in our auto business as we continue our vigorous work to weather the storm and await future improvements in market conditions.”

Recent Company Developments

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Bolstering our podcast portfolio. We continue to announce podcast deals with some of the biggest names in entertainment, news, and sports. We struck a 30-episode podcast partnership deal with Emmy and Golden Globe Award-winning writer, actress, producer, and director Amy Poehler’s Paper Kite Productions for a scripted comedy franchise. We have also teamed up with the WNBA to launch “Queens of the Court with Jordan and Swoopes,” a new Audacy Original podcast hosted by journalist Jordan Ligons Robinson and three-time WNBA MVP and four-time league champion Sheryl Swoopes. Demonstrating that we are go-to companion podcast creators for media companies like HBO, Netflix, Amazon, and others, we’ve re-teamed with longtime partner HBO, creating the Last Of Us companion podcast, which was #1 on the Apple charts, along with the Succession companion podcast, which topped the TV & Film charts as well.

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Delivering powerful insights. We continue leveraging our research and insights to provide impactful thought leadership on the audio industry. We recently partnered with leading global media investment and intelligence company MAGNA on a study exploring listening rituals and how audio advertisers can improve engagement and purchase intent through daily routines. We also released our fourth “State of Audio” Guide, which explores audio’s impact throughout the brand funnel and gives advertisers a look into how they can use radio, podcasts, and streaming for everything from brand awareness to consumer purchase.

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Wednesday, May 10, 2023, at 10:00 AM Eastern Time.

To participate in the conference call, please dial (877) 407-9208 or (201) 493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy, Inc. First Quarter 2023 Earnings Call. Participants may also listen to a live webcast of the call by visiting https://viavid.webcasts.com/starthere.jsp?ei=1604276&tp_key=54bcc366c1. Questions will only be taken from participants on the conference call.

A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13736988. A webcast replay of the conference will be available shortly after the call at the above link. Additional information is available at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp), Twitter (@AudacyCorp) and LinkedIn (@Audacy-Inc).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; (gain) loss on early extinguishment of debt; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the Company’s ability to regain compliance with the NYSE’s minimum price condition within the applicable cure periods. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
STATEMENTS OF OPERATIONS
Net Revenues	$259,635	$275,295

Station Expenses	233,215	225,875
Station Expenses—Non-Cash Compensation	712	1,170
Corporate Expenses	24,120	24,091
Corporate Expenses—Non-Cash Compensation	1,178	1,820
Depreciation And Amortization	17,442	13,539
Other Expenses	110	350
Impairment Loss	5,050	1,521
Restructuring Charges	2,421	886
Net (Gain) On Sale Or Disposal	(12,404)	(2,458)

Total Operating Expenses	271,844	266,794

Operating Income (Loss)	(12,209)	8,501

Net Interest Expense	32,381	23,471
Income (Loss) Before Income Taxes	(44,590)	(14,970)
Income Taxes (Benefit)	(8,689)	(3,897)

Net Income (Loss)	$(35,901)	$(11,073)

Net Income (Loss) Per Share—Basic	$(0.25)	$(0.08)

Net Income (Loss) Per Share—Diluted	$(0.25)	$(0.08)

Dividends Declared And Paid Per Common Share	$0.00	$0.00

Weighted Common Shares Outstanding—Basic	141,115	138,122

Weighted Common Shares Outstanding—Diluted	141,115	138,122

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	159,309	175,135
Digital (including podcasting)	56,925	58,039
Network	19,868	21,141
Sponsorships and Events	12,444	10,327
Other	11,089	10,653

	$259,635	$275,295

Political	$846	$1,259

	Three Months Ended March 31,
	2023	2022
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	128,122	140,465
Sports	53,141	53,070
News/Talk	42,368	48,350
Non-format specific	36,004	33,410

	$259,635	$275,295

	Three Months Ended March 31,
	2023	2022
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$13,618	$14,522
Adjusted Income Taxes Paid (Refunded)	$239	$(15,201)

SELECTED BALANCE SHEET DATA	March 31, 2023	December 31, 2022
Cash and Cash Equivalents	$83,773	$103,344
Senior Debt—Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt—Revolver (Includes Current Portion)	$180,000	$180,000
Senior Secured Notes—2027	$460,000	$460,000
Senior Secured Notes—2029	$540,000	$540,000
Accounts Receivable Facility	$75,000	$75,000
Total Shareholders’ Equity	$485,662	$520,619

OTHER FINANCIAL DATA
	Three Months Ended March 31,
	2023	2022
Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$(35,901)	$(11,073)
Income Taxes (Benefit)	(8,689)	(3,897)
Net Interest Expense	32,381	23,471
Corporate Expenses—Non-Cash Compensation	1,178	1,820
Station Expenses—Non-Cash Compensation	712	1,170
Depreciation And Amortization	17,442	13,539
Other Expenses	46	350
Restructuring Charges	2,421	886
COVID-19 Related Expenses (Income)	91	189
Non-Recurring Expenses Otherwise Included in Corporate Expenses	39	162
Liability Management Expenses	1,146	—
Impairment Loss	5,050	1,521
Contingent Consideration Accretion and Remeasurements	—	282
Net (Gain) Loss On Sale Or Disposal of Assets	(12,404)	(2,458)

Adjusted EBITDA	3,512	25,962

Net Interest Expense	(32,381)	(23,471)
Deferred Financing Costs Included In Interest Expense	1,264	1,259
Amortization Debt Premium Included In Interest Expense	(256)	(256)
Net Capital Expenditures	(13,618)	(14,522)
Adjusted Income Taxes (Paid) Refunded	(239)	15,201

Adjusted Free Cash Flow	$(41,718)	$4,173